UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and the 2030 Notes

On July 7, 2025, Tidewater Inc., a Delaware corporation (the “Company”), certain of the Company’s subsidiaries (the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into an indenture (the “Indenture”), pursuant to which the Company issued $650,000,000 in aggregate principal amount of the Company’s 9.125% Senior Notes due 2030 (the “2030 Notes”). The 2030 Notes are unconditionally guaranteed on a senior unsecured basis by the Guarantors and will be unconditionally guaranteed on the same basis by certain of the Company’s future subsidiaries that guarantee certain indebtedness of the Company and the Guarantors, including the New Revolving Credit Facility (as defined below).

Interest and Maturity

The 2030 Notes mature on July 15, 2030. Interest on the 2030 Notes is payable semi-annually in arrears on each January 15 and July 15, commencing January 15, 2026, to holders of record on the January 1 and July 1 immediately preceding the related interest payment date, at a rate of 9.125% per annum.

Optional Redemption

At any time prior to July 15, 2027, the Company may, from time to time, redeem up to 40% of the aggregate principal amount of 2030 Notes, upon not less than 10 or more than 60 days’ notice, at a redemption price of 109.125% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more qualified equity offerings by the Company, subject to certain requirements. In addition, prior to July 15, 2027, the Company may redeem the 2030 Notes, in whole at any time or in part from time to time, upon not less than 10 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time on or after July 15, 2027, the Company may redeem the 2030 Notes, in whole or in part at any time or from time to time, upon not less than 10 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2030 Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Redemption Price
2027	104.563%
2028	102.281%
2029 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of 2030 Notes may require the Company to purchase all or any part of that holder’s 2030 Notes for cash at a price equal to 101% of the principal amount of the 2030 Notes to be purchased, plus any accrued and unpaid interest thereon, if any, to, but excluding, the date on which the notes are purchased.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue certain preferred stock; (ii) create liens to secure indebtedness; (iii) pay distributions on equity interests, repurchase equity securities, make investments or redeem subordinated indebtedness; (iv) restrict distributions, loans or other asset transfers from the Company’s restricted subsidiaries to the Company; (v) consolidate with or merge with or into, or sell substantially all of the Company’s assets to, another person; (vi) sell or otherwise dispose of assets, including equity interests in subsidiaries; (vii) designate a subsidiary as an Unrestricted Subsidiary (as defined in the Indenture); and (viii) enter into transactions with affiliates.

Events of Default

The Indenture contains customary events of default, including, among other things, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding 2030 Notes to accelerate the amounts due under the 2030 Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 9.125% Senior Notes due 2030, which are filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 4.1 and Exhibit 4.2, respectively.

New Credit Agreement

On July 7, 2025, the Company and the Guarantors entered into a credit agreement with DNB Bank ASA, New York Branch, as facility agent and security trustee, and a syndicate of lenders (the “New Credit Agreement”) providing for a new $250 million senior secured revolving credit facility (the “New Revolving Credit Facility”). The New Credit Agreement will replace the Company’s existing $25 million super senior secured revolving credit facility provided by that certain Credit Facility Agreement, dated November 16, 2021, by and among the Company, DNB Bank ASA, New York Branch, as facility agent, Nordic Trustee AS, as security trustee, DNB Markets, Inc. as bookrunner and mandated lead arranger, and the lenders party thereto (the “Existing Credit Facility”), which has been terminated in connection with the financing transactions described in this Current Report. Borrowing availability under the New Revolving Credit Facility is subject to customary conditions precedent that the Company expects will be satisfied in the near term.

All obligations of the Company under the New Credit Agreement and certain swap obligations will be unconditionally guaranteed, on a joint and several basis, by the Company and certain of its current and future material U.S. subsidiaries. All such obligations, including the guarantees of the New Revolving Credit Facility, will be secured by senior priority liens on substantially all assets of the Company and the guarantors, subject to certain exceptions and limitations described in the New Credit Agreement.

Loans under the New Revolving Credit Facility will bear interest at a rate per annum equal to Term SOFR plus an applicable margin ranging from 250 to 350 basis points, depending on the Company’s net leverage ratio, in the case of SOFR loans and ABR plus an applicable margin ranging from 250 to 350 basis points, depending on the Company’s net leverage ratio in the case of an ABR advance.

The New Credit Agreement requires payment of customary quarterly commitment fees and letter of credit and fronting fees under the New Revolving Credit Facility.

Under certain circumstances, mandatory prepayments or commitment reductions will be required under the New Credit Agreement in connection with certain asset sales, asset swaps and events of loss that cause the collateral coverage ratio to drop below 5.00 to 1.00 (subject to reinvestment rights), unless the Company causes one or more additional vessels to become collateral vessels such that the Company’s collateral coverage ratio is at least 5.00 to 1.00. Available cash and cash equivalents in excess of $175 million, subject to certain exclusions, will be required to be applied monthly to prepay outstanding loans (without a commitment reduction). Additionally, the Company will not be permitted to make a new borrowing if such borrowing would result in the Company’s available cash and cash equivalents to exceed $175 million, subject to certain exclusions. Any loans under the New Revolving Credit Facility will be subject to voluntary prepayment, and the commitments thereunder subject to voluntary termination or reduction, by the Company at any time without premium or penalty, other than customary breakage costs.

The New Credit Agreement requires the Company and its restricted subsidiaries to comply with the following financial maintenance covenants:

•	as of the last day of each fiscal quarter, beginning with March 31, 2025, the ratio of the Company’s net interest-bearing debt to the Company’s consolidated EBITDA must be equal to or less than 3.00 to 1.00;

•	as of the last day of each fiscal quarter, beginning with March 31, 2025, the sum of (a) the amount available for drawing under the New Revolving Credit Facility plus (b) the aggregate amount of cash and cash equivalents of the Company and the guarantors must not be less than the greater of (i) $20 million and (ii) 10% of total net interest-bearing indebtedness of the Company and its restricted subsidiaries; and

•	subject to certain customary cure rights, the collateral maintenance ratio must at all times be 250% or more.

The New Credit Agreement contains affirmative and negative covenants, representations and warranties and events of default that the Company considers customary for facilities of this type.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 1.01 under “New Credit Agreement,” the Company has terminated the Existing Credit Facility in connection with entering the New Credit Agreement.

Further, in connection with the issuance of the 2030 Notes, the Company paid in full, including all outstanding principal, accrued interest and fees, and terminated that certain Term Loan Credit Agreement, dated as of June 30, 2023, by and among (i) TDW International Vessels (Unrestricted), LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, as borrower, (ii) the Company, as parent guarantor, (iii) the banks and financial institutions listed on Schedule 1 thereto, as lenders, and (iv) DNB Bank ASA, New York Branch, as facility agent for the Lenders and as security trustee for the secured creditors.

In connection with the pricing of the 2030 Notes, the Company notified Nordic Trustee AS (“Nordic Trustee”), as trustee for the Company’s outstanding 8.50% Senior Secured Bonds due 2026 (the “2026 Bonds”) and 10.375% Senior Unsecured Bonds due 2028 (the “2028 Bonds”), of the Company’s election to redeem 100% of the aggregate outstanding principal amount of the 2026 Bonds and 2028 Bonds (the “Redemption”), and instructed Nordic Trustee to provide notice of such full Redemption to the holders of the 2026 Bonds and 2028 Bonds in accordance with the indenture governing each of the 2026 Bonds and 2028 Bonds. All conditions for the Redemption were met effective July 7, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 30, 2025, the Company announced that Piers Middleton, 52, has been named Executive Vice President and Chief Operating Officer of the Company, effective July 1, 2025. From June 2024 until his appointment, Mr. Middleton, served as the Company’s Executive Vice President and Chief Commercial Officer. From June 2023 until June 2024, he served as the Company’s Senior Vice President and Chief Commercial Officer, and from September 2020 until June 2023, he served as the Company’s Vice President, Sales and Marketing. Prior to joining the Company, Mr. Middleton was a Managing Director at Clarksons PLC (London: CKN), a global company providing various services in the maritime industry, including brokering, finance, port services and research, where he founded and lead the global Offshore & Newbuilding Divisions for over 19 years. He began his career in 1996 with Derrick Offshore Ltd., which was a leading international shipbroker specializing in the offshore energy and subsea cable industries that merged with Pareto JGO Shipbrokers in 2014. Mr. Middleton has a Bachelor of Arts with Honors in Ancient History and Classical Archaeology from the University of Warwick in the UK, completed the Corporate Governance Program at UCLA in 2024 and graduated from the Executive Program at UCLA in February 2025.

There are no arrangements or understandings between Mr. Middleton and any other person pursuant to which he was selected as an officer. No relationships exist between Mr. Middleton and the Company or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulations S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 7, 2025, the Company issued a press release relating to closing of the 2030 Notes offering and entry into the New Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding the Offering and the use of proceeds therefrom. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 7, 2025, among Tidewater Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee.

4.2	Form of 9.125% Senior Notes due 2030 (included as Exhibit A in Exhibit 4.1).

10.1	Credit Agreement, dated July 7, 2025, by and among Tidewater Inc., as borrower, the guarantors party thereto, the lenders party thereto, and DNB Bank ASA, New York Branch, as facility agent and security trustee.

99.1	Press Release, dated July 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date:	July 7, 2025	By:	/s/ Samuel R. Rubio
Samuel R. Rubio
Executive Vice President and Chief Financial Officer